UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2008 (April 25, 2008)
Date of Report (Date of earliest event reported)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Fifth Avenue, 23rd Floor
New York, NY 10020

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On April 25, 2008, Delcath Systems, Inc. (the “Company”) announced that the Institutional Review Board of the University of Maryland Medical Center (“UMMC”) has approved UMMC’s participation in the Phase III study of the Company’s Percutaneous Hepatic Perfusion System for the isolated, high dose delivery of the anti-cancer agent melphalan to treat inoperable metastatic melanoma in the liver. The Phase III study is being led by the National Cancer Institute which previously approved the study’s expansion to a multi-center trial. The Company and UMMC have entered into a clinical research agreement enabling the hospital to immediately begin recruiting and treating patients. H. Richard Alexander, M.D., Professor of Surgery and Associate Chairman for Clinical Research, Surgery at the University of Maryland will serve as Principal Investigator of the study at this new center.

A copy of the Company’s press release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

No.	Description
99.1	Press release of the Company dated April 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 28, 2008	DELCATH SYSTEMS, INC.

	By:	/s/ Richard L. Taney
Name: Richard L. Taney
Title: Chief Executive Officer

EXHIBIT INDEX

No.	Description
99.1	Press release of the Company dated April 25, 2008